UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2011

BMX DEVELOMENT CORP.

(Exact name of registrant as specified in its charter)

Florida	000-52670	20-2089854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 W. 23rd Street, 2nd Floor, New York, NY 10001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 904-2390

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

(1)

This current report on Form 8-K is filed by BMX Development Corporation, a Florida corporation (the “Registrant”), in connection with the items set forth below.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Plan of Exchange

On August 19, 2011, a Plan of Exchange (the “POE”) was executed by and among the Registrant, along with Michael J. Bongiovanni (“Mr. Bongiovanni”), an individual shareholder and its President / Chief Executive Officer, Panache LLC (“Panache”), a New York Limited Liability Company, James Dale, an individual member and Manager of Panache, and the individual members of Panache (collectively the “Panache Members”). According to the POE, the capital of the Registrant consists of 200,000,000 authorized shares of Common Stock, par value $0.001, of which 4,914,500 shares are issued and outstanding at the time of signing. The capital of Panache consists of 20 million authorized membership interest units, of which 20 million membership interest units are issued and outstanding.

Under the terms of the POE, the Registrant shall acquire one hundred percent (100%) of the issued and outstanding membership interest units of Panache from the Panache Members in exchange for a new issuance 17,440,000 shares of common stock of the Registrant to the Panache Members.  Panache is currently 100% owned by Panache Members.

Pursuant to and at the closing of the POE, which occurred on August 19, 2011, the Registrant authorized Guardian Registrar & Transfer, Inc., its transfer agent, to issue to the Panache Members, 17,440,000 shares of common stock of Registrant pursuant to Rule 144 under the Securities Act of 1933, as amended, equivalent to approximately 90% of Registrant's then outstanding common stock, in exchange for all of the membership interest units of Panache owned by the Panache Members. Upon completion of the physical exchange of the share certificates, Panache became a wholly-owned subsidiary of the Registrant.

In addition, the POE contemplated that the exchange transaction will not immediately close but shall be conditioned upon (1) the Registrant eliminating all known or potential liabilities of the Registrant as of the closing date, including, but not limited to, any notes payable, loans payable, accounts payable and accrued expenses, accrued payroll and compensation, as well as any liabilities shown on its quarterly report for the period ended June 30, 2011 (FORM 10Q) filed with the Securities and Exchange Commission prior to the Closing and an acknowledgement from Mr. Bongiovanni and the Shareholders of the Registrant that they will be fully responsible for any unknown or undisclosed liabilities up until transfer of control under this Plan of Exchange; (2) the issuance of 17,440,000 new shares of Common Stock of the Registrant to the Panache Members, which should take no longer than 5 business days, (3) the resignation of Mr. Bongiovanni from the board of directors and as President and Chief Executive Officer of the Registrant and appointment of his successor(s) as designated by Panache and/or the Panache Members. All of these conditions to closing have been met, and Registrant, Panache, the Panache Members and the Majority Shareholders of Registrant declared the exchange transaction consummated on August 19, 2011.

The foregoing description of the terms of the POE is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

Stock Purchase Agreement

On August 19, 2011, James Dale (“Purchaser”), an individual resident of the State of New York entered into a Share Purchase Agreement (“Purchase Agreement”) with Mr. Bongiovanni, pursuant to which, Mr. Bongiovanni sold an aggregate of 2,560,000 of the Registrant’s common shares, par value $0.001 (the “Shares”) to the Purchaser, for an aggregate purchase price of $125,000. As a result of the closing of the Purchase Agreement, the Purchaser holds 52.1% of the Registrant’s outstanding capital stock resulting in a change in control of the Registrant.

The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.2 to this report, which is incorporated by reference herein.

ITEM 5.01      CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference. As a result of the closing of the transactions under the Purchase Agreement, the Purchaser holds 52.1%% of the Registrant’s outstanding capital stock resulting in a change in control of the Registrant.

In connection with the closing of the POE, Mr. Bongiovanni resigned from his positions as President, Executive Officer of the Registrant, effective immediately, and from his position as director of the Registrant, effective immediately.  On the same day, Mr. James Dale was appointed as the Registrant’s President and Chief Executive Officer, effective immediately, and as its director, effective immediately.

In addition, upon closing of the POE, the Registrant issued to the Panache Members 17,440,000 new investment shares of Common Stock of the Registrant in exchange for 100% of the membership interest units of Panache, which gave the Panache Members an interest in the Registrant representing approximately 90% of the issued and outstanding shares on a fully diluted basis and caused a change in control of the Registrant.

ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 19, 2011, the board of directors of the Registrant accepted the resignation of Mr. Bongiovanni resigned from his positions as President, Executive Officer of the Registrant, effective immediately, and from his position as director of the Registrant, effective immediately.  On the same day, the board of directors of the Registrant appointed Mr. James Dale as the Registrant’s President and Chief Executive Officer, effective immediately, and as its director, effective immediately.

Mr. James Dale, aged 40, is the Chief Executive Officer of Panache LLC. Mr. Dale was born in New Delhi India and raised in Auckland NZ. Mr. Dale came to the US as 42 Below vodka's strategic North American partner in 2003 and was instrumental in the brands sale to Bacardi in 2007. After the trade sale, Mr. Dale developed brands which are currently part of Panache's expanding portfolio.  Mr. Dale is not, and has not been, a participant in any transaction with the Registrant that requires disclosure under Item 404(a) of Regulation S-K. There is no family relationship between Mr. Dale and any director, executive officer, or person nominated or chosen by the Registrant to become a director or executive officer.

Item 9.01(c). Exhibit

Exhibit 10.1. Plan of Exchange dated August 19, 2011, between the Registrant, Michael J. Bongiovanni, Panache LLC, James Dale, and the individual members of Panache.

Exhibit 10.2. Stock Purchase Agreement dated August 19, 2011, between Michael J. Bongiovanni and James Dale.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMX DEVELOMENT CORP.

Date: August 24, 2011

By: /s/ James Dale

James Dale, Chief Executive Officer